CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors/Accountants" in the Statement of Additional Information in Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A No. 333-66137) of Neuberger Berman Equity Series, and to the incorporation by reference of our report dated October 5, 1998 on Neuberger&Berman Genesis Portfolio, one of the series comprising Equity Managers Trust, included in the 1998 Annual Report to Shareholders of Neuberger&Berman Equity Funds.


                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        ERNST & YOUNG LLP


Boston, Massachusetts
June 24, 1999